Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Carter Bankshares, Inc.

(as successor to Carter Bank & Trust)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2019, relating to the consolidated financial statements appearing in Carter Bank & Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

/s/ Yount, Hyde & Barbour, P.C.

Roanoke, Virginia
December 3, 2020